UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
August 8, 2002

US Airways Group, Inc.
(Commission file number: 1-8444)

and

US Airways, Inc.
(Commission file number: 1-8442)

(Exact names of registrants as specified in their charters)

          Delaware                         US Airways Group, Inc. 54-1194634
(State of incorporation                US Airways, Inc.            53-0218143
     of both registrants)                 (I.R.S. Employer Identification Nos.)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

US Airways, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

Item 5.      Other Events

     On August 8, 2002, US Airways Group, Inc. (Company) and US Airways, Inc. issued a news release (see exhibit 99 below).

     Certain information contained in the attached news release should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which is subject to a number of risks and uncertainties. The preparation of forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside the Company's control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking statements include: results of the Company's restructuring efforts; costs related to the Company's compliance with governmental requirements imposed as a result of the September 11, 2001 terrorist attacks and the Company's response to the effect of such attacks; labor and competitive responses to the steps taken by the Company as a result of such attacks; demand for transportation in the markets in which the Company operates in light of such attacks; economic conditions; labor costs; financing costs; aviation fuel costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the Company's products; and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

Item 7.      Financial Statements and Exhibits

(c)   Exhibit

Designation                                                 Description
------------                                                  ----------------

99            News release dated August 8, 2002 of US Airways Group, Inc. and
                US Airways, Inc.

                                                                                SIGNATURES
                                                                              --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                                               US Airways Group, Inc. (REGISTRANT)

Date: August 9, 2002                                              By:     /s/ Anita P. Beier
                                                                                 Anita P. Beier
                                                                                 Vice President and Controller
                                                                                 (Chief Accounting Officer)

                                                                               US Airways, Inc. (REGISTRANT)

Date: August 9, 2002                                              By:     /s/ Anita P. Beier
                                                                                 Anita P. Beier
                                                                                 Vice President and Controller
                                                                                 (Chief Accounting Officer)

(this space intentionally left blank)

Exhibit 99

US AIRWAYS' ALPA PILOTS RATIFY RESTRUCTURING PLAN
Airline Continues to Negotiate with All Other Stakeholders

     ARLINGTON, Va., Aug. 8, 2002 -- The pilots of US Airways, as members of the Air Line Pilots Association (ALPA), today ratified its restructuring plan agreement with 76 percent approving.

     "This is one of a number of steps necessary to restructure our airline and return our company to profitability," said David N. Siegel, US Airways president and chief executive officer. "Our negotiations with ALPA have been professional and constructive and the ratification of this agreement clearly symbolizes the new spirit of partnership and cooperation that we have worked to develop with our employees. I want to thank ALPA's leadership and its members for ratifying this agreement."

     "The US Airways ALPA pilots, through their membership vote, have decided to participate in US Airways' restructuring and help our company through difficult times and to assist its long-term recovery," said Capt. Chris Beebe, chairman of the Master Executive Council of the US Airways unit of ALPA. "The pilots' ratification of the US Airways - ALPA Restructuring Agreement represents a tremendous sacrifice from all US Airways pilots," said Capt. Beebe.

     While this ratification is a significant step in the restructuring process, US Airways has yet to complete successful restructuring plans with all stakeholders, including several remaining labor unions, vendors, and aircraft lessors and lenders. There can be no assurance that these efforts will be successful on a voluntary basis. If such voluntary efforts are not successful, a Chapter 11 filing may be required to obtain the necessary relief from other key stakeholders that remain unwilling to work with US Airways on a voluntary financial restructuring.

-more-

US AIRWAYS' ALPA PILOTS RATIFY RESTRUCTURING PLAN
Airline Continues to Negotiate with All Other Stakeholders
Page Two
Aug. 8, 2002

     US Airways has reached tentative agreements on its restructuring plan with the Association of Flight Attendants (AFA), and the Transport Workers Union (TWU) dispatchers, simulator engineers, and flight crew training instructors. Agreements have not been reached yet with the International Association of Machinists (IAM), representing separate mechanic and related positions, and fleet-service worker units, and the Communications Workers of America (CWA).

Media contacts:          US Airways                Air Line Pilots Association
                                  David Castelveter       Roy Freundlich
                                  703-872-5100           610-513-5390

NUMBER: 4333